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                                       FORM 8-K


                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                   ________________

                                   CURRENT REPORT
        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                           Date of Report: OCTOBER 24, 1997

                          Commission file number: 333-16247


                                PURO WATER GROUP, INC.
          (Exact name of small business issuer as specified in its charter)

         Delaware                                          1-325396-8
    _____________________                              _____________________
(State or other Jurisdiction of                       (I.R.S. Employer
incorporation or organization)                         Identification No.)


                      56-24 58th Street, Maspeth, New York 11378
                      __________________________________________
                       (Address of principal executive offices)


                                  (718) 326-7000
                             ___________________________
                             (Issuer's telephone number)


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ITEM 5.  OTHER EVENTS

    On October 8, 1997 United States Filter Corporation, a corporation organized and existing under the laws of the State of Delaware ("USF"), USF/PW Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware ("USF SUB") and Puro Water Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Company will be merged with USF SUB (the "Merger"). The Board of Directors of the Company approved the Merger Agreement and the transactions contemplated thereby at a meeting held on OCTOBER 7, 1997.

    In accordance with the terms of the Merger Agreement, each share of the Company's common stock, par value $.0063 per share (the "Company's Common Stock"), issued and outstanding immediately prior to the effective time of the Merger will be converted into and become that certain fraction of a share of common stock of USF, par value $.01 per share (the "USF Common Stock"), as shall be determined by dividing $7.20 by the "average market price" of the USF Common Stock during the 10 consecutive trading day period beginning on the 16th trading day prior to the meeting of the stockholders of the Company (rounding the result to two decimal places). The "average market price" of a share of USF Common Stock shall be calculated by averaging the high and low per share sale prices for each trading day during such period on which there were any trades in USF Common Stock, adding such daily averages together, and dividing the sum by 10 (reduced by the number of such trading days during which there were no trades). Each holder of the Company's Common Stock who

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would otherwise be entitled to receive a fractional share of USF Common Stock will receive cash in lieu thereof.

    The Merger Agreement may be terminated by the Company and/or USF by written notice by the terminating party to the other under the following circumstances: (a) by mutual written consent of USF and the Company; or (b) by either USF or the Company if the Merger shall not have been consummated by March 31, 1998 (provided that this right to terminate shall not be available to any party whose failure to fulfill any material obligation under the Merger Agreement has been a cause or has resulted in the failure of the Merger to occur on or before such date); or (c) by USF or the Company if (i) the other party has materially breached any representation or warranty contained in the Merger Agreement, or (ii) there has been a breach of a covenant or agreement set forth in the Merger Agreement on the part of the other party, which shall not have been cured within ten business days following receipt by the breaching party of written notice of such breach from the other party (other than those covenants and agreements with respect to non-solicitation by the Company, as to which there shall be no cure period); or (d) by either USF or the Company if a court of competent jurisdiction or other governmental authority enjoins or otherwise prohibits the Merger; (e) by either USF or the Company if the requisite vote of the stockholders of the Company in favor of the Merger Agreement shall not have been obtained; or (f) by USF if (i) the Company shall provide information to or engage in negotiations regarding any acquisition proposal with any person other than USF or its affiliates, (ii) the Company's Board of Directors shall have withdrawn or modified its recommendation of the Merger Agreement or shall have resolved to do so; (iii) the Company's Board of Directors shall have recommended to the stockholders of the Company an acquisition transaction other than one made by USF or an affiliate of USF, or
(iv) a tender offer or exchange offer for 50% or more of the outstanding shares of the Company's Common Stock is consummated other than by USF or an affiliate of USF.

    The Merger is intended to constitute a reorganization under 368(a) of the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests.

    In addition, the Merger Agreement contemplates that each stock option or other right to purchase shares of the Company's Common Stock (each an "Option" and, collectively, the "Options") will be converted into and become a right to purchase shares of USF Common Stock in accordance with the terms of the agreement by which such Option is evidenced.

    Consummation of the Merger is subject to various conditions, including: (i) receipt of the requisite approval and adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock; (ii) receipt of all required authorizations from any governmental authorities or agencies or any third parties; (iii) listing on the New York Stock Exchange of the USF Common Stock to be issued in the Merger; (iv) receipt of opinions as to the tax and accounting treatment of the Merger (which condition may be waived in writing by USF or USF SUB); and (v) satisfaction of certain other conditions.

    The Merger Agreement and the Merger will be submitted for approval at a meeting of the stockholders of the Company. Prior to such meeting, USF will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the USF common stock to be issued to the Company's stockholders in the Merger, including a prospectus that will also serve as a proxy statement for the meeting of the stockholders of the Company.

    In connection with the execution of the Merger Agreement, Peter T. Dixon, the Trusts Under Article 16 of the Will of W. Palmer Dixon for the Benefit of Peter T. and Palmer Dixon, Beth Levy, Scott Levy, Jack C. West and Edberg Associates Limited Partnership, each of which is a stockholder of the Company (the "Stockholders"), entered into stockholder agreements with USF pursuant to which the Stockholders have agreed to vote their shares of the Company's Common Stock in favor of the Merger at the meeting of the stockholders of the Company. The Stockholders own approximately Sixty Two Percent (62%) of the Company's Common Stock.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

(c) Exhibits

    99(a)     Press Release issued by USF and the Company on October 10, 1997.

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                                  SIGNATURES

    In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

   Signature                       Title                          Date
__________________      ___________________________        _________________


/s/ Jack C. West        President and Director             October 24, 1997
-------------------
Jack C. West

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